Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-57012) of Varian Medical Systems, Inc. of our report dated May 28, 2004 relating to the financial statements of Varian Medical Systems, Inc. Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 2, 2004